EXHIBIT 99.1

ADGS Advisory, Inc.
26th Floor
113 Argyle Street
Mongkok, Kowloon, Hong Kong
Contact: Ms. Michelle Tong
Telephone:   852-2374-0002
atyytso@gmail.com

October 21, 2013

ADGS ACQUIRES TH STRATEGIC MANAGEMENT LIMITED

ADGS Advisory, Inc. (OTCQB: ADGS) announced today that it has acquired TH Strategic Management Limited, a Hong-Kong based accounting services and business consulting firm. The addition of TH Strategic Management is expected to boost ADGS’s visibility as a provider of accounting, company secretarial, taxation, corporate restructuring, asset and property transfer, voluntary winding up and insolvency services.

TH Strategic is the Company’s first acquisition and is a key component in its growth strategy. ADGS’s President and Chief Executive Officer Florence Li Lai Ying stated “We are delighted to acquire TH Strategic. Its team of professionals are strong, the quality of its business is excellent, and it will enhance our existing service offerings and broaden the Company’s expertise in asset and property transfer and insolvency and enable us to capture additional business.” Ms. Li further stated “TH Strategic expects to generate revenues of US $369,000 in 2013, and projects 19% growth in 2014 to about US $439,110, significantly outpacing Hong Kong’s GDP growth rate of 3.5%. Earnings are expected to grow at 20%.”

Management’s goal is to grow the business 25% annually. Return on investment is estimated at 25%. ADGS expects to fully recover the purchase price in less than 4 years. Management plans to implement strong cost disciplines. TH’s receivables are about US$103,000 (HK$800,000) and the company is implementing a plan to recover receivables exceeding 60 days. The cost efficiency ratio (CER) of 61% is on the high end.

ADGS is paying HK$4 million (approximately US $516,000) for the acquisition which will be paid in four monthly tranches. The initial tranche of HK $1million has already been paid.

Management intends to retain two of the strongest key current TH Strategic professionals, increasing total (full–time equivalent) staff headcount to 34 and the Company intends to hire an additional Assurance and Business Advisory Manager prior to year-end. Ms. Li stated “We recognize that our people are our greatest asset and we intend to invest in technology and systems to enhance their productivity, and customer service.”

About ADGS

ADGS Advisory, Inc. is primarily engaged in providing accounting, taxation, company secretarial and consultancy services in Hong Kong. ADGS has a strong and successful background in the Hong Kong market, most notably bankruptcy and insolvency services to a variety of customers including high growth industries in China. ADGS intends to further bolster its growth via additional acquisitions.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this release. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set forth in the Company's SEC filings. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.